Exhibit 3.25

OPERATING AGREEMENT

OF

LGI HOMES – NEW MEXICO, LLC

a New Mexico Limited Liability Company

This statement constitutes the Limited Liability Company Operating Agreement (the “Agreement”) of LGI Homes – New Mexico, LLC, a New Mexico limited liability company (the “Company”), and is made by the Company and LGI Homes Group, LLC, its sole member (the “Member”), effective as of November 18, 2013 (the “Effective Date”).

In order to complete the organization of the limited liability company, which was formed pursuant to and in accordance with the New Mexico Limited Liability Company Act (NMSA § 53-19-1 et seq.) (the “Act”), the Member hereby states the following:

1.	Organization.

1.1           Purpose. The Company is formed for the purpose of engaging in, and may conduct, any business activity permissible for limited liability companies formed under the Act, including but not limited to construction and sale of homes in the State of New Mexico.

1.2           Term. The Company’s existence commences with the filing of its Articles of Organization with the NMPRC and will continue in existence unless and until it is dissolved and its affairs wound up as provided in Section 5 (Dissolution), or as provided by law.

1.3           Qualification in Other Jurisdictions. The Company may, upon the approval of the Member, register to do business in any other jurisdiction.

2.            Capital Accounts; Finance and Tax Matters.

2.1          Capital Contributions. The Member has contributed $ 100 as the Member’s initial capital contribution to the Company (“Capital Contribution”).

2.2           Additional Contributions. The Member may, but is not required to, make additional capital contributions to the Company.

2.3           Allocation of Profits and Losses. The Company’s profits and losses will be allocated to the Member.

2.4           Distributions. The Member will determine when and how cash and other assets of the Company will be distributed to the Member.

2.5           Cash Basis Accounting. The Company will use the cash basis of accounting in keeping its books and records and for federal income tax purposes.

2.6           Company’s Fiscal Year. The Company will use the calendar year in keeping its books and records and for federal income tax purposes.

LGI Homes – New Mexico, LLC
Operating Agreement
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2.7           Tax Treatment. For federal income tax purposes, the Company will be treated as a disregarded entity, with profits and losses passing through to the Member.

2.8           Bank Accounts. The will determine the financial institution that will hold Company funds, and will determine the authorized signatures on Company accounts.

3.	Accounts and Records.

3.1           Bookkeeping and Accounting. The Member will keep, or cause to be kept, the records and books of accounting for the Company.

3.2           Company Records. Company records will be maintained at the Company’s principal place of business. The Member will keep the following records in connection with the Company’s business:

(a)	Current list of the full name and last known business or residence address of each Member;

(b)	Conformed copy of the Articles of Organization, and conformed copies of any amendments, filed with the NMPRC;

(c)	Executed counterparts of this Agreement, and any amendments to this Agreement;

(d)	Any powers of attorney under which the Company takes action;

(e)	Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

(f)	Financial statements of the Company for the six (6) most recent fiscal years; and

(g)	All Company records as they relate to the Company’s internal affairs for the current and past four (4) fiscal years.

4.             Management. LGI Homes Group, LLC, a Texas Limited Liability Company, is appointed as the initial Manager of the Company. Any person dealing with the Company may rely on the identity of the Manager named in this Operating Agreement, until this Operating Agreement is amended by the Member to change the identity of the Manager. The Manager has the power to take any and all actions that are necessary or suitable for the conduct of the Company’s business. The Manager has the authority to bind the Company and to sign on behalf of the Company, without the need for further resolutions or agreements substantiating the Manager’s authority.

5.             Dissolution. The Company may be dissolved and its affairs wound up upon any of the following

(a)	the consent of the Member;

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(b)	the resignation or bankruptcy of the Member; or

(c)	an entry of a decree of judicial dissolution under Section 53-19-40 of the Act.

6.             Assignment. The Member may assign the Member’s limited liability company interest to any person, which person will become a Member upon the filing of the instrument of assignment with the records of the Company.

7.            Liability and Indemnification.

7.1           Liability of the Member to the Company. The Member will not be liable, responsible, or accountable to the Company or to another member for any act or omission performed or omitted in connection with the Company or its business.

7.2           Liability of the Member to Third Parties. The Member will not be liable for the debts, liabilities, contracts or any other obligation of the Company beyond the Capital Contribution made by the Member under this Agreement. No Member or successor-in-interest will be personally liable to contribute, advance or otherwise provide the Company any funds or property in addition to the Capital Contribution.

7.3           Indemnification. To the maximum extent permitted by law, the Company, or its receiver or trustee, will indemnify, defend and hold harmless the Member, the Manager, and any member subsequently admitted to the Company or any manager subsequently appointed by the Member (collectively, “Indemnified Parties” and individually, an “Indemnified Party”), to the extent of the Company’s assets and as permitted by any insurance policy of the Company, for, from and against any liability, damage, cost, expense, loss, claim or judgment incurred by an Indemnified Party arising out of any claim based upon acts performed or omitted to be performed by such Indemnified Party or any other member, manager, employee or agent of the Company in connection with the business of the Company. This indemnification includes, without limitation, attorneys’ fees and costs incurred in settlement or defense of such claims. No Indemnified Party may be indemnified, defended or held harmless for claims based upon acts or omissions in breach of this Agreement or which constitute fraud, gross negligence, or willful misconduct. Amounts incurred by Indemnified Parties entitled to indemnification will be reimbursed by the Company as incurred.

8.             Governing Law. This Agreement, and all rights and remedies relating to this Agreement, will be governed by, and construed under, the laws of the State of New Mexico.

9.             Amendments. This Agreement may be amended or restated from time to time, in writing, by the Member.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed, on the date set forth below, this Limited Liability Company Agreement, effective as of the Effective Date.

LGI Homes Group, LLC

LGI Homes – New Mexico, LLC
Operating Agreement
Effective as of November 18, 2013	Page 4 of 5

Sole Member

by:	/s/ Eric T. Lipar
Eric T. Lipar

	Its:	CEO and Authorized Signer

November 18, 2013
Date Signed

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Operating Agreement
Effective as of November 18, 2013	Page 5 of 5

STATEMENT OF ACCEPTANCE OF APPOINTMENT
AS MANAGER OF THE COMPANY

The undersigned, for and on behalf of LGI Homes Group, LLC, a Texas Limited Liability Company, acknowledges and accepts the appointment as initial Manager of LGI Homes – New Mexico, LLC, a New Mexico Limited Liability Company, effective as of the date the Articles of Organization were filed with the New Mexico Secretary of State..

LGI Homes Group, LLC
Sole Member

by:	/s/ Eric T. Lipar
Eric T. Lipar

	Its:	CEO and Authorized Signer

November 18, 2013
Date Signed